                                   ------------------------------------
                                   Morgan & Company
                                   ------------------------------------
                                   Chartered Accountants
                                   ------------------------------------
                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
                                   ------------------------------------



               INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Surforama.com, Inc. on Form SB-2 of our Auditors' Report, dated
February 15, 2000, on the consolidated balance sheet of Surforama.com, Inc. as of November 30, 1999, and the consolidated statements of loss and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada

November 27, 2000                      /s/ Morgan & Company
                                       Chartered Accountants